EXHIBIT (a)(1)(D)

ENERGY XXI (BERMUDA) LIMITED

EXCHANGE OFFER

WITHDRAWAL FORM

If you previously elected to participate in the offer (the “Offer”) by Energy XXI (Bermuda) Limited (“Energy XXI”), described in the Exchange Offer, dated as of May 12, 2008, and you would now like to change your prior election and withdraw your tendered Warrant(s), you must properly complete, sign, date and deliver this Withdrawal Form (this “Withdrawal Form”) to Energy XXI pursuant to the Instructions accompanying this Withdrawal Form, by no later than the expiration of the Offer. The Offer will expire at 5:00 P.M., New York City time on June 20, 2008, unless extended. If we extend the Offer, you may change your prior election and withdraw your tendered Warrant(s) at any time before the expiration of the extended deadline. Delivery of your Withdrawal Form by facsimile or email will not be accepted.

If Energy XXI receives one or more Election Forms and one or more Withdrawal Forms signed by you, Energy XXI will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

Acknowledgement and Signature:

I previously (a) completed, signed, dated and delivered to Energy XXI the Election Form, in which I elected to participate in the Offer, (b) delivered to Energy XXI my original executed Warrant(s) and (c) delivered my check or wire transfer to Energy XXI for the required Offer Payments, if applicable and I now wish to change my prior election and withdraw my tendered Warrants.

By properly completing, signing and dating this Withdrawal Form and delivering it to Energy XXI pursuant to the Instructions accompanying this Withdrawal Form, I voluntarily elect to change my prior election to participate in the Offer and withdraw my tendered Warrant(s). I understand and acknowledge that if Energy XXI accepts my withdrawal, my Warrants will remain outstanding on their current terms until expiration or exercise.

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IN WITNESS WHEREOF, the undersigned has duly executed this Withdrawal Form as of the date set forth below.

Date	Signature
Name
Title
Social Security Number or Tax ID Number
Street Address
Street Address (line 2)
City, State and ZIP Code
Phone Number
Email address